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                                                                    EXHIBIT 21.1


                                SUBSIDIARIES OF
                     FROZEN FOOD EXPRESS INDUSTRIES, INC.



                                                               Jurisdiction of
       Name of Subsidiary                                       Incorporation

FFE Transportation Services, Inc.                                  Delaware
W & B Refrigeration Service Company                                Delaware
Conwell Corporation                                                Delaware
Lisa Motor Lines, Inc.                                             Delaware
Global Refrigerant Management, Inc.+                               Texas
FFE, Inc.                                                          Delaware
Conwell Cartage, Inc.*                                             Texas
Frozen Food Express, Inc.*                                         Texas
Middleton Transportation Company*                                  Texas


Each subsidiary does business under its corporate name.

+ Formerly Compressors Plus, Inc.

* Inactive